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Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement (No. 333-177652) on Form S-4/A-1 of First PacTrust Bancorp, Inc. of our audit report which expresses an unqualified opinion and includes an explanatory paragraph relating to uncertainty associated with certain regulatory actions (and which is dated April 26, 2011, except for Note 4 as to which the date is November 1, 2011 regarding the adoption of Accounting Standards Update No. 2010-20—Receivables effective December 31, 2010) with respect to the consolidated financial statements of Gateway Bancorp and subsidiary as of December 31, 2010 and for the year then ended appearing in such Registration Statement.

        We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
November 9, 2011

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  Exhibit 23.5
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM